UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 28, 2016
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 30, 2016, Finjan, Inc. (“Finjan”), a wholly-owned subsidiary of Finjan Holdings, Inc. (the “Company”), closed a Confidential Patent License Agreement (the “License Agreement”) with F5 Networks, Inc. (“F5”), dated December 28, 2016. Pursuant to the License Agreement, F5 will obtain a license to the Finjan patent portfolio and pay a license fee of $4.0 million in cash, which Finjan received on December 30, 2016. Such license does not grant F5 any right to transfer, sublicense or grant any rights under the License Agreement to a third party except as specifically provided under the License Agreement. Such license also has certain provisions relating to certain unlicensed products of any company that acquires F5, or is acquired by F5 or its affiliates, in which case additional royalties of 8%, or license fees, respectively, may apply. The specific terms of the License Agreement are confidential.

With the grant of the License Agreement, on December 30, 2016, Finjan filed a Dismissal with Prejudice of its complaint against F5, in Case No. 3:16-cv-06955-JCS.

A copy of the press release issued by the Company relating to the matters discussed above is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 3, 2017, entitled “Finjan Signs Licensing Agreement with F5 Networks – Finjan closes a record year with more than $18M in revenue and $13M in cash.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: January 3, 2017	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer